Exhibit 99.1

MAA

Second Quarter 2023

Earnings Release Supplemental Data

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	8
Consolidated Statements of Operations/Share and Unit Data	9
Consolidated Balance Sheets	10
Reconciliation of Non-GAAP Financial Measures	11
Non-GAAP Financial Measures	14
Other Key Definitions	15
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment Pipeline	S-8
2023 Acquisition Activity (Through June 30, 2023)/2023 Disposition Activity (Through June 30, 2023)	S-9
Debt and Debt Covenants as of June 30, 2023	S-9
2023 Guidance/Reconciliation of Earnings per Common Share to Core FFO and Core AFFO per Share for 2023 Guidance	S-11
Credit Ratings/Common Stock/Investor Relations Data	S-12

EARNINGS RELEASE

MAA REPORTS SECOND QUARTER 2023 RESULTS

GERMANTOWN, TN, July 26, 2023/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the quarter ended June 30, 2023.

Second Quarter 2023 Operating Results	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Earnings per common share - diluted	$1.24	$1.82	$2.40	$2.76

Funds from operations (FFO) per Share - diluted	$2.39	$1.82	$4.70	$3.89

Core FFO per Share - diluted	$2.28	$2.02	$4.56	$4.00

A reconciliation of FFO and Core FFO to Net income available for MAA common shareholders, and discussion of the components of FFO and Core FFO, can be found later in this release. FFO per Share – diluted and Core FFO per Share – diluted include diluted common shares and units.

Eric Bolton, Chairman and Chief Executive Officer, said, “Leasing conditions across our markets continue to reflect a strong demand for apartment housing. Leasing traffic remains strong and move-outs by existing residents remain historically low. Our Sunbelt markets continue to demonstrate solid employment conditions and positive migration trends that are further supporting absorption of the new apartment supply delivering in our markets. Overall performance remains ahead of our expectations we had for calendar year 2023.”

Highlights

•
During the second quarter of 2023, MAA’s Same Store Portfolio produced growth in revenues of 8.1%, as compared to the same period in the prior year, with Average Effective Rent per Unit up 9.3% while capturing strong Average Physcial Occupancy of 95.5%.
•
During the second quarter of 2023, MAA’s Same Store Portfolio property operating expense and Net Operating Income (NOI) increased by 7.2% and 8.6%, respectively, as compared to the same period in the prior year.
•
As of June 30, 2023, resident turnover remained low at 45.7% on a trailing 12 month basis driven by historically low levels of move-outs associated with buying single family-homes.
•
As of the end of the second quarter of 2023, MAA had six communities under development, representing 2,310 units once complete, with a projected total cost of $735.0 million and an estimated $343.5 million remaining to be funded.
•
As of the end of the second quarter of 2023, MAA had a recently completed development community in lease-up. That community is expected to stabilize in the fourth quarter of 2023.
•
During the second quarter of 2023, MAA completed the lease-up of MAA LoSo, located in the Charlotte, North Carolina market.
•
MAA completed the redevelopment of 1,878 apartment homes during the second quarter of 2023, capturing average rental rate increases of approximately 8% above non-renovated units.
•
MAA’s balance sheet remains strong with a historically low Net Debt/Adjusted EBITDAre ratio of 3.41x and $1.4 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility as of June 30, 2023.

Same Store Portfolio Operating Results

To ensure comparable reporting with prior periods, the Same Store Portfolio includes properties that were owned by MAA and stabilized at the beginning of the previous year. Same Store Portfolio results for the three and six months ended June 30, 2023 as compared to the same period in the prior year are summarized below:

	Three months ended June 30, 2023 vs. 2022				Six months ended June 30, 2023 vs. 2022
	Revenues	Expenses	NOI	Average Effective Rent per Unit	Revenues	Expenses	NOI	Average Effective Rent per Unit
Same Store Operating Growth	8.1%	7.2%	8.6%	9.3%	9.5%	7.7%	10.5%	10.9%

A reconciliation of NOI, including Same Store NOI, to Net income available for MAA common shareholders, and discussion of the components of NOI, can be found later in this release.

Same Store Portfolio operating statistics for the three and six months ended June 30, 2023 are summarized below:

	Three months ended June 30, 2023		Six months ended June 30, 2023		June 30, 2023
	Average Effective Rent per Unit	Average Physical Occupancy	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,673	95.5%	$1,665	95.5%	45.7%

Same Store Portfolio lease pricing for both new and renewing leases effective during the second quarter of 2023, on a blended basis, increased 3.8% as compared to the prior lease, driven by a 6.8% increase for renewing leases and a 0.5% increase for leases to new move-in residents.

Same Store Portfolio lease pricing for both new and renewing leases effective during the six months ended June 30, 2023, on a blended basis, increased 3.8% as compared to the prior lease, driven by a 7.4% increase for renewing leases and a 0.1% increase for leases to new move-in residents.

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the second quarter of 2023 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	June 30, 2023			June 30, 2023			Completions By Year
Development				Expected	Spend	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2023	2024	2025
6	2,310	255	141	$735,000	$391,475	$343,525	1	3	2
(1)
Three of the development projects are currently leasing or are expected to begin leasing during the third quarter of 2023.

During the second quarter of 2023, MAA funded $51.3 million of costs for current and planned projects, including predevelopment activities. MAA expects to begin multifamily development projects on four to six land parcels currently owned or under contract over the next 18 to 24 months.

During the second quarter of 2023, MAA completed the lease-up of MAA LoSo, located in the Charlotte, North Carolina market. A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the second quarter of 2023 is set forth below (dollars in thousands):

Total	As of June 30, 2023
Lease-Up	Total	Physical	Spend
Projects (1)	Units	Occupancy	to Date
1	350	80.9%	$59,726
(1)
Lease-up project is expected to stabilize in the fourth quarter of 2023.

The current expected average stabilized NOI yield on the four communities either currently leasing or expected to begin leasing during the third quarter of 2023 is 7.2%.

Property Redevelopment and Repositioning Activity

A summary of MAA’s interior redevelopment program and Smart Home technology initiative as of the end of the second quarter of 2023 is set forth below:

	As of June 30, 2023
	Units	Units	Average Cost	Increase in Average		Remaining Units
	Completed	Completed	per Unit	Effective Rent per Unit		Expected to be Completed
	QTD	YTD	YTD	YTD		Through December 31, 2023
Redevelopment	1,878	3,206	$6,217	$106		3,000 - 4,000

Smart Home	2,276	20,530	$1,452	$20	(1)	3,500 - 4,500
(1)
Projected increase upon lease renewal, opt in or unit turnover.

As of June 30, 2023, MAA had completed installation of Smart Home technology (unit entry locks, mobile control of lights and thermostat and leak monitoring) in over 92,000 units across its apartment community portfolio since the initiative began during the first quarter of 2019.

During the second quarter of 2023, MAA continued its property repositioning program to upgrade and reposition the amenity and common areas at select apartment communities resulting in higher and above market rent growth. The five projects started or projected to start in 2022 and 2023 are expected to deliver yields on cost averaging 8%. During the six months ended June 30, 2023, work continued on properties selected for this program in 2022. An additional six projects are expected to start in the second half of 2023. For the six months ended June 30, 2023, MAA spent $6.9 million on this program. As of June 30, 2023, for all projects completed and either fully or partially repriced, MAA has captured yields on cost averaging approximately 18%.

Capital Expenditures

A summary of MAA’s capital expenditures and Funds Available for Distribution (FAD) for the three and six months ended June 30, 2023 and 2022 is set forth below (dollars in millions, except per Share data):

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Core FFO	$273.3	$239.9	$545.5	$474.0
Recurring capital expenditures	(32.7)	(31.0)	(49.0)	(45.6)
Core adjusted FFO (Core AFFO)	240.6	208.9	496.5	428.4
Redevelopment, revenue enhancing, commercial and other capital expenditures	(57.4)	(62.9)	(108.8)	(85.9)
FAD	$183.2	$146.0	$387.7	$342.5

Core FFO per Share - diluted	$2.28	$2.02	$4.56	$4.00
Core AFFO per Share - diluted	$2.01	$1.76	$4.15	$3.61

A reconciliation of FFO, Core FFO, Core AFFO and FAD to Net income available for MAA common shareholders, and discussion of the components of FFO, Core FFO, Core AFFO and FAD, can be found later in this release.

Balance Sheet and Financing Activities

As of June 30, 2023, MAA had $1.4 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility. MAALP refers to Mid-America Apartments, L.P., which is MAA's operating partnership.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the second quarter of 2023 were $167.7 million, as compared to $129.0 million for the same period in the prior year.

Balance sheet highlights as of June 30, 2023 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
27.5%	3.41x	$4.4	3.4%	100.0%	7.5
(1)
As defined in the covenants for the bonds issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended June 30, 2023.

A reconciliation of Net Debt to Unsecured notes payable and Secured notes payable and a reconciliation of Adjusted EBITDAre to Net income, along with discussion of the components of Net Debt and Adjusted EBITDAre, can be found later in this release.

118th Consecutive Quarterly Common Dividend Declared

MAA declared its 118th consecutive quarterly common dividend, which will be paid on July 31, 2023 to holders of record on July 14, 2023. The current annual dividend rate is $5.60 per common share. The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2023 Earnings and Same Store Portfolio Guidance

MAA is updating its prior 2023 guidance for Earnings per common share, Core FFO per Share and Core AFFO per Share. MAA expects to update its full year 2023 Earnings per common share, Core FFO per Share and Core AFFO per Share guidance on a quarterly basis.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO further adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2023 Guidance	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Earnings:	Full Year 2023	Full Year 2023	Full Year 2023	Full Year 2023
Earnings per common share - diluted	$6.05 to $6.41	$6.23	$5.04 to $5.32	$5.18
Core FFO per Share - diluted	$8.93 to $9.29	$9.11	$9.00 to $9.28	$9.14
Core AFFO per Share - diluted	$8.01 to $8.37	$8.19	$8.08 to $8.36	$8.22

MAA Same Store Portfolio:
Property revenue growth	5.25% to 7.25%	6.25%	5.50% to 7.00%	6.25%
Property operating expense growth	5.15% to 7.15%	6.15%	5.30% to 6.80%	6.05%
NOI growth	5.30% to 7.30%	6.30%	5.60% to 7.10%	6.35%

MAA expects Core FFO for the third quarter of 2023 to be in the range of $2.18 to $2.34 per Share, or $2.26 per Share at the midpoint. MAA does not forecast Earnings per common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Our property and casualty insurance programs renewed on July 1, 2023 with a total premium increase of approximately 20%, in line with prior guidance.

Supplemental Material and Conference Call

Supplemental data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss second quarter results on July 27, 2023, at 9:00 AM Central Time. The conference call-in number is 877-830-2597. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of June 30, 2023, MAA had ownership interest in 101,986 apartment units, including communities currently in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

Sections of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•
inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•
exposure to risks inherent in investments in a single industry and sector;
•
adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•
failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;
•
unexpected capital needs;
•
material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors;
•
inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage;
•
ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;
•
level and volatility of interest or capitalization rates or capital market conditions;
•
the effect of any rating agency actions on the cost and availability of new debt financing;
•
the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto;
•
significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;
•
ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•
inability to attract and retain qualified personnel;
•
cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions;
•
potential liability for environmental contamination;
•
changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;
•
extreme weather and natural disasters;
•
disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•
impact of climate change on our properties or operations;
•
legal proceedings or class action lawsuits;
•
impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted;
•
compliance costs associated with numerous federal, state and local laws and regulations; and
•
other risks identified in this release and in reports we file with the SEC or in other documents that we publicly disseminate.

New factors may also emerge from time to time that could have a material adverse effect on our business. Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Rental and other property revenues	$535,146	$495,040	$1,064,179	$971,118

Net income available for MAA common shareholders	$144,766	$209,780	$279,754	$319,660

Total NOI (1)	$340,813	$313,363	$687,043	$620,021

Earnings per common share: (2)
Basic	$1.24	$1.82	$2.40	$2.77
Diluted	$1.24	$1.82	$2.40	$2.76

Funds from operations per Share - diluted: (2)
FFO (1)	$2.39	$1.82	$4.70	$3.89
Core FFO (1)	$2.28	$2.02	$4.56	$4.00
Core AFFO (1)	$2.01	$1.76	$4.15	$3.61

Dividends declared per common share	$1.4000	$1.2500	$2.8000	$2.3375

Dividends/Core FFO (diluted) payout ratio	61.4%	61.9%	61.4%	58.4%
Dividends/Core AFFO (diluted) payout ratio	69.7%	71.0%	67.5%	64.8%

Consolidated interest expense	$36,723	$38,905	$74,004	$78,026
Mark-to-market debt adjustment	12	(35)	25	(71)
Debt discount and debt issuance cost amortization	(1,530)	(1,474)	(3,061)	(2,947)
Capitalized interest	3,137	2,057	5,883	3,893
Total interest incurred	$38,342	$39,453	$76,851	$78,901

Amortization of principal on notes payable	$368	$348	$730	$691
(1)
A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) NOI to Net income available for MAA common shareholders; and (ii) FFO, Core FFO and Core AFFO to Net income available for MAA common shareholders.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price
	June 30, 2023	December 31, 2022
Gross Assets (1)	$15,970,287	$15,543,912
Gross Real Estate Assets (1)	$15,746,029	$15,336,793
Total debt	$4,396,393	$4,414,903
Common shares and units outstanding	119,831,650	118,645,269
Share price	$151.86	$156.99
Book equity value	$6,371,063	$6,210,419
Market equity value	$18,197,634	$18,626,121
Net Debt/Adjusted EBITDAre (2)	3.41x	3.71x
(1)
A reconciliation of Gross Assets to Total assets and Gross Real Estate Assets to Real estate assets, net, along with discussion of their components, can be found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) Net Debt to Unsecured notes payable and Secured notes payable; and (ii) EBITDA, EBITDAre and Adjusted EBITDAre to Net income.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues:
Rental and other property revenues	$535,146	$495,040	$1,064,179	$971,118
Expenses:
Operating expenses, excluding real estate taxes and insurance	116,604	110,007	225,208	211,124
Real estate taxes and insurance	77,729	71,670	151,928	139,973
Depreciation and amortization	138,972	134,144	277,473	267,882
Total property operating expenses	333,305	315,821	654,609	618,979
Property management expenses	16,091	15,630	34,019	32,167
General and administrative expenses	13,882	15,580	29,805	31,903
Interest expense	36,723	38,905	74,004	78,026
Loss (gain) on sale of depreciable real estate assets	1	(131,965)	(14)	(131,964)
Gain on sale of non-depreciable real estate assets	—	(355)	(54)	(378)
Other non-operating (income) expense	(16,992)	28,325	(20,459)	17,530
Income before income tax (expense) benefit	152,136	213,099	292,269	324,855
Income tax (expense) benefit	(2,861)	3,052	(3,805)	4,494
Income from continuing operations before real estate joint venture activity	149,275	216,151	288,464	329,349
Income from real estate joint venture	382	409	767	788
Net income	149,657	216,560	289,231	330,137
Net income attributable to noncontrolling interests	3,969	5,858	7,633	8,633
Net income available for shareholders	145,688	210,702	281,598	321,504
Dividends to MAA Series I preferred shareholders	922	922	1,844	1,844
Net income available for MAA common shareholders	$144,766	$209,780	$279,754	$319,660

Earnings per common share - basic:
Net income available for common shareholders	$1.24	$1.82	$2.40	$2.77

Earnings per common share - diluted:
Net income available for common shareholders	$1.24	$1.82	$2.40	$2.76

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net Income Shares (1)
Weighted average common shares - basic	116,621	115,353	116,401	115,306
Effect of dilutive securities	104	203	157	336
Weighted average common shares - diluted	116,725	115,556	116,558	115,642
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,776	118,555	119,558	118,509
Weighted average common shares and units - diluted	119,823	118,638	119,607	118,654
Period End Shares And Units
Common shares at June 30,	116,677	115,439	116,677	115,439
Operating Partnership units at June 30,	3,155	3,202	3,155	3,202
Total common shares and units at June 30,	119,832	118,641	119,832	118,641
(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, expected to be filed with the SEC on or about July 27, 2023.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	June 30, 2023	December 31, 2022
Assets
Real estate assets:
Land	$2,008,523	$2,008,364
Buildings and improvements and other	13,076,345	12,841,947
Development and capital improvements in progress	394,798	332,035
	15,479,666	15,182,346
Less: Accumulated depreciation	(4,579,117)	(4,302,747)
	10,900,549	10,879,599
Undeveloped land	73,861	64,312
Investment in real estate joint venture	42,347	42,290
Real estate assets, net	11,016,757	10,986,201

Cash and cash equivalents	150,155	38,659
Restricted cash	13,570	22,412
Other assets	210,688	193,893
Total assets	$11,391,170	$11,241,165

Liabilities and equity
Liabilities:
Unsecured notes payable	$4,033,091	$4,050,910
Secured notes payable	363,302	363,993
Accrued expenses and other liabilities	623,714	615,843
Total liabilities	5,020,107	5,030,746

Redeemable common stock	20,991	20,671

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,168	1,152
Additional paid-in capital	7,405,572	7,202,834
Accumulated distributions in excess of net income	(1,235,118)	(1,188,854)
Accumulated other comprehensive loss	(9,514)	(10,052)
Total MAA shareholders’ equity	6,162,117	6,005,089
Noncontrolling interests - Operating Partnership units	165,626	163,595
Total Company’s shareholders’ equity	6,327,743	6,168,684
Noncontrolling interests - consolidated real estate entities	22,329	21,064
Total equity	6,350,072	6,189,748
Total liabilities and equity	$11,391,170	$11,241,165

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income available for MAA common shareholders	$144,766	$209,780	$279,754	$319,660
Depreciation and amortization of real estate assets	137,456	132,333	274,254	264,343
Loss (gain) on sale of depreciable real estate assets	1	(131,965)	(14)	(131,964)
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	152	156	303	310
Net income attributable to noncontrolling interests	3,969	5,858	7,633	8,633
FFO attributable to common shareholders and unitholders	286,344	216,162	561,930	460,982
(Gain) loss on embedded derivative in preferred shares (1)	(4,952)	21,835	(9,387)	9,939
Gain on sale of non-depreciable real estate assets	—	(355)	(54)	(378)
(Gain) loss on investments, net of tax (1) (2)	(6,575)	16,489	(5,769)	24,566
Casualty related charges (recoveries), net (1) (3)	75	(14,413)	371	(22,125)
Legal costs and settlements, net (1)	(1,600)	(2)	(1,600)	535
COVID-19 related costs (1)	—	105	—	442
Mark-to-market debt adjustment (4)	(12)	35	(25)	71
Core FFO attributable to common shareholders and unitholders	273,280	239,856	545,466	474,032
Recurring capital expenditures	(32,669)	(30,957)	(48,999)	(45,674)
Core AFFO attributable to common shareholders and unitholders	240,611	208,899	496,467	428,358
Redevelopment capital expenditures	(26,310)	(42,393)	(57,719)	(53,507)
Revenue enhancing capital expenditures	(20,388)	(14,172)	(32,045)	(22,928)
Commercial capital expenditures	(1,129)	(1,106)	(2,436)	(2,027)
Other capital expenditures (5)	(9,567)	(5,214)	(16,555)	(7,410)
FAD attributable to common shareholders and unitholders	$183,217	$146,014	$387,712	$342,486

Dividends and distributions paid	$167,742	$129,009	$333,854	$257,925

Weighted average common shares - diluted	116,725	115,556	116,558	115,642
FFO weighted average common shares and units - diluted	119,823	118,638	119,607	118,654

Earnings per common share - diluted:
Net income available for common shareholders	$1.24	$1.82	$2.40	$2.76

FFO per Share - diluted	$2.39	$1.82	$4.70	$3.89
Core FFO per Share - diluted	$2.28	$2.02	$4.56	$4.00
Core AFFO per Share - diluted	$2.01	$1.76	$4.15	$3.61
(1)
Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2)
For the three and six months ended June 30, 2023 gain on investments are presented net of tax expense of $1.7 million and $1.5 million, respectively. For the three and six months ended June 30, 2022, loss on investments are presented net of tax benefit of $4.4 million and $6.5 million, respectively.
(3)
For the three and six months ended June 30, 2022, MAA recognized a gain of $12.8 million and $20.4 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.
(4)
Included in Interest expense in the Consolidated Statements of Operations.
(5)
For the three and six months ended June 30, 2022, $0.8 million and $1.3 million, respectively, of corporate related capital expenditures are excluded from other capital expenditures.

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Operating Income
Same Store NOI	$323,435	$328,940	$297,888	$652,375	$590,324
Non-Same Store and Other NOI	17,378	17,290	15,475	34,668	29,697
Total NOI	340,813	346,230	313,363	687,043	620,021
Depreciation and amortization	(138,972)	(138,501)	(134,144)	(277,473)	(267,882)
Property management expenses	(16,091)	(17,928)	(15,630)	(34,019)	(32,167)
General and administrative expenses	(13,882)	(15,923)	(15,580)	(29,805)	(31,903)
Interest expense	(36,723)	(37,281)	(38,905)	(74,004)	(78,026)
(Loss) gain on sale of depreciable real estate assets	(1)	15	131,965	14	131,964
Gain on sale of non-depreciable real estate assets	—	54	355	54	378
Other non-operating income (expense)	16,992	3,467	(28,325)	20,459	(17,530)
Income tax (expense) benefit	(2,861)	(944)	3,052	(3,805)	4,494
Income from real estate joint venture	382	385	409	767	788
Net income attributable to noncontrolling interests	(3,969)	(3,664)	(5,858)	(7,633)	(8,633)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(1,844)	(1,844)
Net income available for MAA common shareholders	$144,766	$134,988	$209,780	$279,754	$319,660

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	December 31, 2022
Net income	$149,657	$216,560	$613,870	$654,776
Depreciation and amortization	138,972	134,144	552,589	542,998
Interest expense	36,723	38,905	150,725	154,747
Income tax expense (benefit)	2,861	(3,052)	2,091	(6,208)
EBITDA	328,213	386,557	1,319,275	1,346,313
Loss (gain) on sale of depreciable real estate assets	1	(131,965)	(82,812)	(214,762)
Adjustments to reflect the Company’s share of EBITDAre of an unconsolidated affiliate	336	340	1,350	1,357
EBITDAre	328,550	254,932	1,237,813	1,132,908
(Gain) loss on embedded derivative in preferred shares (1)	(4,952)	21,835	1,781	21,107
Gain on sale of non-depreciable real estate assets	—	(355)	(485)	(809)
(Gain) loss on investments (1)	(8,317)	20,860	6,971	45,357
Casualty related charges (recoveries), net (1) (2)	75	(14,413)	(7,434)	(29,930)
Loss on debt extinguishment (1)	—	—	47	47
Legal costs and settlements, net (1)	(1,600)	(2)	6,400	8,535
COVID-19 related costs (1)	—	105	133	575
Adjusted EBITDAre	$313,756	$282,962	$1,245,226	$1,177,790
(1)
Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2)
For the three months ended June 30, 2022 and twelve months ended June 30, 2023 and December 31, 2022, MAA recognized a gain of $12.8 million, $8.6 million and $29.0 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.

RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE

Dollars in thousands
	June 30, 2023	December 31, 2022
Unsecured notes payable	$4,033,091	$4,050,910
Secured notes payable	363,302	363,993
Total debt	4,396,393	4,414,903
Cash and cash equivalents	(150,155)	(38,659)
1031(b) exchange proceeds included in Restricted cash (1)	—	(9,186)
Net Debt	$4,246,238	$4,367,058
(1)
Included in Restricted cash in the Consolidated Balance Sheets.

RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS

Dollars in thousands
	June 30, 2023	December 31, 2022
Total assets	$11,391,170	$11,241,165
Accumulated depreciation	4,579,117	4,302,747
Gross Assets	$15,970,287	$15,543,912

RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET

Dollars in thousands
	June 30, 2023	December 31, 2022
Real estate assets, net	$11,016,757	$10,986,201
Accumulated depreciation	4,579,117	4,302,747
Cash and cash equivalents	150,155	38,659
1031(b) exchange proceeds included in Restricted cash (1)	—	9,186
Gross Real Estate Assets	$15,746,029	$15,336,793
(1)
Included in Restricted cash in the Consolidated Balance Sheets.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal costs and settlements, net and COVID-19 related costs. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net of tax, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs, mark-to-market debt adjustments and other non-core items. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

NON-GAAP FINANCIAL MEASURES (Continued)

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes all storm-related expenses related to hurricanes. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to hurricanes. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a rolling twelve month basis as of the end of the reported quarter.

Same Store Portfolio

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com